UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2026

Dankon Corporation

(Exact name of registrant as specified in its charter)

Wyoming	333-286856	35-2875157
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Carrer de Pallars, 193

08005, Barcelona, Spain

Tel: +1-810-580-3677

(Address of principal executive offices, zip code)

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2026, Reyes Rafael Santana Camilo was elected to the board of directors of Dankon Corporation (the “Company”).

 Reyes Rafael Santana Camilo, age 33, has served as a Business Consultant with DF Business Consulting in Barcelona, Spain, since 2023, advising clients on business planning, performance analysis and strategic development. Prior to joining DF Business Consulting, he worked as a Business Analyst from 2020 to 2023 and as a Junior Business Analyst from 2017 to 2020. Mr. Santana Camilo earned a Bachelor’s degree in Economics from the Universitat de Barcelona and subsequently completed a Master’s degree in Economics at the same institution, where he developed expertise in economic analysis, quantitative methods and business strategy. Mr. Santana Camilo was appointed as a director of the Company in September 2026.

There are no arrangements or understandings between Mr. Santana Camilo and any other person pursuant to which he was selected as director. Mr. Santana Camilo does not have any familial relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Santana Camilo has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2026

Dankon Corporation

By:	/s/ Edgar Ulises Rodriguez Velazquez
Name:	Edgar Ulises Rodriguez Velazquez
Title:	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)